Exhibit 10.1

SETTLEMENT AGREEMENT

    This SETTLEMENT AGREEMENT (this “Settlement Agreement”), dated August 27, 2021, (the “Effective Date”), is by and among Ithan Creek Master Investors (Cayman) L.P., Bay Pond Investors (Bermuda) L.P., Bay Pond Partners, L.P. and Wellington Management Company LLP (together, the “Wellington Parties”) on one hand, and Altisource Asset Management Corporation (“AAMC”) on the other hand. The Wellington Parties and AAMC may be referred to hereinafter jointly as the “Parties” or individually as a “Party.”

WHEREAS, in March 2014, the Wellington Parties acquired an aggregate of eighteen thousand, two hundred (18,200) shares of AAMC Series A Convertible Preferred Stock, par value $0.01 (the “Preferred Shares”) pursuant to a Securities Purchase Agreement dated March 13, 2014 (the “SPA”), which attached a Certificate of Designations, dated March 17, 2014 (as the same has been or may be amended from time to time in accordance with its terms, the “Certificate”);

    WHEREAS, on or about January 31, 2020, the Wellington Parties sent redemption notices to AAMC with respect to all Preferred Shares held by the Wellington Parties;

    WHEREAS, Luxor Capital Group LP, Luxor Capital Partners Offshore Masters Fund, LP, Luxor Capital Partners, LP, Luxor Wavefront, LP, Luxor Spectrum, LLC, and Thebes Offshore Master Fund, LP (collectively, “Luxor”, and with the Predecessor Funds, “Plaintiffs”) filed an action against AAMC in the Supreme Court of the State of New York in the County of New York (the “New York Supreme Court”) titled Luxor Capital Group LP, Luxor Capital Partners Offshore Master Fund, LP, Luxor Capital Partners, LP, Luxor Wavefront, LP, Luxor Spectrum, LLC, Thebes Offshore Master Fund, LP, Putnam Equity Spectrum Fund, and Putnam Capital Spectrum Fund v. Altisource Asset Management Corporation (Index No. 650746/2020) (the “Litigation”) seeking in part to compel AAMC to redeem Luxor’s Preferred Shares;

    WHEREAS, the Wellington Parties and AAMC now desire to settle amicably all claims arising from or relating to the Preferred Shares on the terms provided herein;

NOW, THEREFORE, in consideration of the promises and mutual covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.Settlement Consideration.
A.In satisfaction of any and all obligations under the Certificate, and as consideration for this settlement between the parties, (i) AAMC shall pay to each Wellington Party the “Settlement Payment” amount set forth opposite such Wellington Party’s name on Exhibit A hereto (each such payment, a “Settlement Payment”) on the Effective Date (the

“Closing Date”), by federal wire transfer of immediately available funds to the account specified opposite such Wellington Party’s name on Exhibit A hereto, and (ii) simultaneously therewith each Wellington Party shall immediately transfer, convey and assign to AAMC all of such Wellington Party’s right, title and interest in and to all of the Preferred Shares owned beneficially and of record by such Wellington Party, in each case as set forth opposite such Wellington Party’s name on Exhibit A hereto, free and clear of any liens or encumbrances, to AAMC on the Closing Date, and AAMC shall cancel such Preferred Shares.
B.Each Wellington Party agrees that, as of the Closing Date, the SPA shall be void and of no further force and effect, and that its rights under the Certificate shall be extinguished with respect to the Preferred Shares owned beneficially and of record by such Wellington Party.

2.Mutual Releases.

A.Each Wellington Party, for itself, its predecessors, successors, Affiliates, parents, subsidiaries, and assigns (“Wellington Releasors”), hereby waives, releases and forever discharges AAMC and its Affiliates and each of their respective past, present, and future officers, directors, partners, members, shareholders, employees, lawyers, agents, and servants from any and all claims, obligations, demands, actions, causes of action and liabilities, of whatsoever kind and nature, character and description, whether in law or equity, whether sounding in tort, contract or under Applicable Law, as defined in Section 3 below, whether known or unknown, and whether anticipated or unanticipated, which Wellington Releasors ever had, now have or may ever have, arising from any event, transaction, matter, circumstance or fact in any way arising out of, arising as a result of, related to, with respect to or in connection with or based in whole or in part on the SPA, the Certificate, the Preferred Shares, and any facts or allegations alleged in or that could have been alleged in the Litigation by Luxor or any other party (the “Wellington Released Claims”); provided, however, that Wellington does not hereby waive, release or discharge AAMC from any of its obligations under this Settlement Agreement.

B.AAMC, for itself, its predecessors, successors, Affiliates, parents, subsidiaries and assigns (“AAMC Releasors”), hereby waives, releases and forever discharges each Wellington Party and each of their respective Affiliates, past, present and future officers, directors, partners, members, shareholders, employees, lawyers, agents, and servants from any and all claims, obligations, demands, actions, causes of action and liabilities, of whatsoever kind and nature, character and description, whether in law or equity, whether sounding in tort, contract or under other Applicable Law, as defined in Section 3 below, whether known or unknown, and whether anticipated or unanticipated, which AAMC Releasors ever had, now have or may ever have, arising from any event, transaction, matter, circumstance or fact in any way arising out of, arising as a result of, related to, with respect to or in connection with or based in whole or in part on the SPA, the Certificate, the Preferred Shares, and any facts or allegations alleged in or that could have been alleged in the Litigation (the “AAMC Released Claims”, and together with the Wellington Released Claims, the “Released Claims”); provided, however, that

AAMC does not hereby waive, release or discharge any Wellington Party from any of its obligations under this Settlement Agreement.

C.With respect to any and all claims released pursuant to the foregoing paragraphs, each of the Parties expressly waives the provisions, rights and benefits of California Civil Code § 1542 and any provisions, rights, and benefits conferred by any law of any state or territory of the United States or principle of common law which is similar, comparable or equivalent to California Civil Code § 1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

D.The consequences of the foregoing waiver provisions have been explained by each of the Parties’ respective counsel. Each of the Parties acknowledge that it may hereafter discover facts different from, or in addition to, those it now knows or believes to be true with respect to the Released Claims, and agrees that this Settlement Agreement and the releases contained herein shall be and remain effective in all respects not withstanding such different or additional facts or the discovery thereof.

E.To the extent the Applicable Law would not otherwise recognize the provisions of subsections (A) and (B) of Section 2 as constituting a full and final release applying to all unknown and unanticipated Released Claims, as well as those now known or disclosed, the Parties hereby expressly waive all rights or benefits which each of them may have now or in the future under any such Applicable Law.

F.The Parties hereby acknowledge and agree that the provisions of Section 2 above shall be solely applicable to the Released Claims, and shall not apply, and shall not be deemed to apply to any third party, including without limitation any holder of Preferred Shares or any signatory to the SPA other than the Wellington Parties.

3.Definitions. For purposes of this Settlement Agreement, the following terms shall have the following meanings:

A.“Affiliate” shall mean a Person directly or indirectly controlled by, controlling, under common control with, or managed by the other Person. For the purposes of this definition, “control” means, when used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided, however that, with respect to Wellington Management Company LLP, the term Affiliate shall not include any clients or investment funds that it manages or advises other than Ithan Creek

Master Investors (Cayman) L.P., Bay Pond Investors (Bermuda) L.P. and Bay Pond Partners, L.P.

B.“Applicable Law” shall mean any statute, law, rule or regulation or any judgment, order, consent order, stipulated agreement, ordinance, writ, injunction or decree of any Governmental Entity.
C.“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

D.“Governmental Entity” shall mean any domestic or foreign court or tribunal in any domestic or foreign jurisdiction or any federal, state, municipal or local government or other governmental body, agency, authority, district, department, commission, board, bureau, or other instrumentality, arbitrator or arbitral body (domestic or foreign), including any joint action agency, public power authority, public utility district, or other similar political subdivision.

E.“Person” shall mean any individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization, investment fund, account, Governmental Entity or other entity.

F.“SEC” shall mean the Securities and Exchange Commission.

G.“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

4.Representations and Warranties.

A.Each Party represents and warrants that it has read fully and understands the provisions set forth in this Settlement Agreement;

B.Each Party represents and warrants that it has discussed, or has had the opportunity to discuss to its satisfaction, the provisions of this Settlement Agreement with its attorneys and other professional advisors;

C.Each Party represents and warrants that no Party is relying upon any representations, agreements or understandings, expressed or implied, written or oral, except those representations, agreements and understandings explicitly set forth in this Settlement Agreement;

D.Each Party represents and warrants that the individuals executing this Settlement Agreement on behalf of such Party have full power and authority to execute and deliver this Settlement Agreement on behalf of such Party, and, once executed and delivered, this Settlement Agreement shall constitute the valid and binding obligation of such Party and be enforceable against those Parties pursuant to the terms set forth in this Settlement Agreement;

E.Each Party represents and warrants that the execution and delivery of this Settlement Agreement and the performance of or compliance with the terms and provisions of this Settlement Agreement will not violate, conflict with, or result in a breach of any of the terms, conditions or provisions of any law, statute, regulation or order, or any agreement or any other restrictions of any kind or character, to which the Party may be bound; and

F.Each Wellington Party represents and warrants that it is the sole beneficial owner of, has sole right, title in and interest to, and it has not sold, transferred, encumbered or otherwise assigned any of the Preferred Shares set forth opposite such Wellington Party’s name on Exhibit A hereto or any claim, demand, chose in action or other matter in whole or in part that is the subject of this Settlement Agreement and/or may be compromised, settled, and/or released pursuant to the terms of this Settlement Agreement, including without limitation by contract or by operation of law (including by way of subrogation) to any other person or entity.

G.Each Wellington Party hereby acknowledges that AAMC may have material nonpublic information regarding AAMC and its subsidiaries and each Wellington Party confirms and acknowledges that it has requested that AAMC not provide such Wellington Party with any such material non-public information. Wellington acknowledges that any and all claims that Wellington may have as of the Effective Date in connection with the non-disclosure of any such material nonpublic information shall be a Wellington Released Claim for all purposes of Section 2 and shall not bring any action, suit or proceeding in connection with the non-disclosure of any such material non-public information.

H.Each Wellington Party acknowledges that there have been no representations, warranties, covenants or agreements made to such Wellington Party by or on behalf of AAMC, any of its Affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of AAMC expressly set forth in this Settlement Agreement. Each Wellington Party further acknowledges that it has received such information as such Wellington Party deems necessary in connection with its decision to enter into this Settlement Agreement.
I.Each Wellington Party has sought such accounting, legal and tax advice as such Wellington Party has considered necessary to make an informed decision to enter into this Settlement Agreement. Each Wellington Party acknowledges that it shall be responsible for any of such Wellington Party’s tax liabilities that may arise as a result of the transactions contemplated by this Settlement Agreement, and that none of AAMC, its Affiliates or representatives has provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Settlement Agreement.
5.Confidentiality.

A.This Settlement Agreement is confidential, and no Party or its respective Affiliates, directors, officers, managers, employees, investment advisors, agents, financial advisors, representatives, accountants or attorneys will disclose to any person or entity that is a non-Party, or disseminate by publication of any sort, the discussions and negotiations between the Parties relating to this Settlement Agreement or the terms of this Settlement Agreement, including without limitation, the amount, terms and conditions of any sums payable hereunder (collectively, “Confidential Information”), except (i) as required or requested by law, regulation or rule, including for the avoidance of doubt, but not limited to, any obligations that Wellington or AAMC may have under the Securities Act, the Exchange Act or the Investment Company Act of 1940, as amended; (ii) to the Parties’ directors, officers, trustees, managers, investment advisers, partners (including partners of partners), members, attorneys, accountants, tax advisors and other professional advisors, as long as such persons are required by the nature of their relationship with the disclosing Party to maintain the confidentiality of the terms of this Settlement Agreement; (iii) as required or requested by any regulatory organization with authority over the disclosing Party; (iv) in response to a lawful subpoena or order of any court of competent jurisdiction; or (v) pursuant to AAMC’s obligations under the Settlement Agreement, dated February 17, 2021, with the Putnam Focused Equity Fund. Notwithstanding anything to the contrary contained in this Section 8, each Wellington Party acknowledges that AAMC is subject to the periodic reporting requirements of the Exchange Act and that AAMC may, in its sole discretion, file a Form 8-K that summarizes any or all terms of this Settlement Agreement and file a copy of this Settlement Agreement with the SEC. Upon or following any such disclosure by AAMC, any such information disclosed in connection with such reporting requirement shall no longer be deemed Confidential Information.

B.If a Party reasonably believes itself to be compelled by law, or a lawful subpoena or court order to disclose Confidential Information, except as provided in the preceding paragraph and if reasonably practicable, that Party will promptly notify the other Party in writing prior to making any such disclosure to provide such other Party a reasonable opportunity to either waive any objection to such disclosure or request a remedy, at its sole cost and expense, from the appropriate authority. The Party subject to the disclosure will use reasonable efforts to cooperate with the other Party in their reasonable efforts to obtain a remedy, but all work to obtain a remedy shall be done by the Party seeking the remedy and the other Party shall have no obligation to perform such work, including preparing court papers. If the Party who was not compelled to disclose Confidential Information waives its objections, is unsuccessful in its request or does not obtain relief from disclosure in the time period in which the Party subject to such disclosure is obligated to respond to such disclosure request, the other Party will disclose only information that is required to be disclosed by the relevant law, requirement of a regulatory organization or lawful subpoena or court order.

C.Notwithstanding anything contained herein, the Parties may publicly acknowledge that fact that there is a settlement between the Parties.

6.Miscellaneous.

A.Notices. All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given: (a) when personally delivered; (b) upon actual receipt (as established by confirmation of receipt or otherwise) during normal business hours, otherwise on the first business day thereafter, if transmitted by email with confirmation of delivery; (c) the second business day after deposit with an overnight courier; in each case, to the following addresses, or to such other addresses as a Party may from time to time specify by notice to the other Party given pursuant hereto.

If to a Wellington Party, to such Wellington Party, care of:

    Wellington Management Company LLP
Legal and Compliance
    280 Congress Street
    Boston, MA 02210
    Attention: Legal
    Email: #Legal-ECM@wellington.com

With a copy (which shall not constitute notice) to:

    Wilmer Cutler Pickering Hale and Dorr LLP
    60 State Street
    Boston, Massachusetts 02109
Attention: Jason L. Kropp and George W. Shuster, Jr.
Email: jason.kropp@wilmerhale.com and george.shuster@wilmerhale.com

    If to AAMC, to:

        Stephen Krallman
        Altisource Asset Management Corporation
        Chief Financial Officer
        5100 Tamarind Reef
Christiansted, VI 0082

    with a copy to:

        Howard J. Kaplan
        Michelle A. Rice
        Kaplan Rice LLP
        142 W. 57th Street, Suite 4A
        New York, NY 10019
        hkaplan@kaplanrice.com

        mrice@kaplanrice.com

B.Covenant Not to Take Action in Breach. The Parties agree not to take any actions that will result, whether directly or indirectly, in the breach of their respective obligations, representations, warranties, agreements, covenants or obligations contained in this Settlement Agreement. In addition to any owed monetary relief to an injured Party, any non-compliance with and/or breach of this Settlement Agreement shall cause continuing and irreparable harm and injury to the injured Party for which monetary damages are insufficient and entitle the injured Party to injunctive relief, without the posting of any bond or security, from any court of competent jurisdiction, including specific performance.

C.Governing Law/Jurisdiction. This Settlement Agreement and the rights and duties of the Parties hereunder will be governed by and construed, enforced and performed in accordance with the law of the state of New York. The Parties acknowledge and agree that the New York Supreme Court shall have the exclusive jurisdiction over this Settlement Agreement and that any claims arising out of or related in any manner to this Settlement Agreement shall be properly brought only before the New York Supreme Court.

D.Entire Agreement. This Settlement Agreement contains the entire agreement among the Parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties among the Parties other than those set forth or referred to herein. The Settlement Agreement may be amended, modified or waived only by a written instrument executed by each of the Parties.

E.Severability. In case any provision of this Settlement Agreement shall be determined to be invalid, illegal or unenforceable for any reason, the remaining provisions of this Settlement Agreement shall be unaffected and unimpaired thereby, and shall remain in full force and effect, to the fullest extent permitted by Applicable Law.
F.Survival of Representations. All representations, warranties, agreements, covenants and obligations herein are material, shall be deemed to have been relied upon by the other Parties, and shall survive the date of the dismissal of the Litigation.

G.Successors and Assigns. This Settlement Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

H.No Admission. The Parties understand and agree that this is a compromise settlement of disputed claims and that neither this Settlement Agreement nor the payment or acceptance of consideration hereunder is, nor shall they be construed, described or characterized by any Party hereto or by its agents or representatives, as an admission by the Parties of any liability or wrongdoing. The making of this Settlement Agreement is not intended, and shall not be construed, as an admission that any of the Parties has violated any federal, state, or local law (statutory or decisional), ordinance or regulation, breached any contract, or committed any wrong whatsoever. The Parties further agree and understand that this Settlement

Agreement may not be used as evidence in a subsequent proceeding except in a proceeding to enforce the terms of this Settlement Agreement.

I.Interpretation. This Settlement Agreement has been jointly drafted by the Parties at arm’s length and each Party has had ample opportunity to consult with independent legal counsel. No provision or ambiguity in this Settlement Agreement shall be resolved against any Party by virtue of its participation in the drafting of this Settlement Agreement.

J.Attorneys’ Fees. Each Party shall be responsible for the payment of its own costs and expenses (including attorneys’ fees) relating to the matters referred to in this Settlement Agreement, and the drafting of this Settlement Agreement. The prevailing party in any litigation necessary to enforce this Settlement Agreement shall be entitled to its costs and attorneys’ fees.

K.Captions. The captions of this Settlement Agreement are for convenience only and are not a part of this Settlement Agreement and do not in any way limit or amplify the terms and provisions of this Settlement Agreement and shall have no effect on its interpretation.

L.Counterparts. This Settlement Agreement may be executed in counterparts, by either an original signature or signature transmitted by facsimile transmission or email or other similar process and each copy so executed shall be deemed to be an original and all copies so executed shall constitute one and the same agreement.

[signature pages follow]

IN WITNESS WHEREOF, the Parties have signed this Settlement Agreement in multiple counterparts.

ITHAN CREEK MASTER INVESTORS (CAYMAN) L.P.

By: Wellington Management Company LLP, its investment adviser

By: /s/ Laura Martin
Name: Laura Martin
Title: Managing Director and Counsel
Date: August 27, 2021

BAY POND INVESTORS (BERMUDA) L.P.

By: Wellington Management Company LLP, its investment adviser

By: /s/ Laura Martin
Name: Laura Martin
Title: Managing Director and Counsel
Date: August 27, 2021

BAY POND PARTNERS, L.P.

By: Wellington Management Company LLP, its investment adviser

By: /s/ Laura Martin
Name: Laura Martin
Title: Managing Director and Counsel
Date: August 27, 2021

WELLINGTON MANAGEMENT COMPANY LLP

By: /s/ Laura Martin
Name: Laura Martin
Title: Managing Director and Counsel
Date: August 27, 2021

ALTISOURCE ASSET MANAGEMENT
CORPORATION

By: /s/ Thomas K. McCarthy
Name: Thomas K. McCarthy
Title: Interim Chief Executive Officer
Date: August 27, 2021